Q1 2024 EARNINGS INVESTOR PRESENTATION April 23, 2024

2 21Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey Corporation (“Busey”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in Busey’s forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (2) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the Israeli-Palestinian conflict); (3) changes in state and federal laws, regulations, and governmental policies concerning Busey's general business (including changes in response to the failures of other banks or as a result of the upcoming 2024 presidential election); (4) changes in accounting policies and practices; (5) changes in interest rates and prepayment rates of Busey’s assets (including the impact of the significant rate increases by the Federal Reserve since 2022); (6) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (7) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (8) the loss of key executives or associates; (9) changes in consumer spending; (10) unexpected results of acquisitions (including the acquisition of Merchants and Manufacturers Bank Corporation); (11) unexpected outcomes of existing or new litigation, investigations, or inquiries involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio; (13) concentrations within Busey’s loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (14) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; and (18) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect its financial results, is included in Busey’s filings with the Securities and Exchange Commission (“SEC”). Forward-Looking Statements and Non-GAAP Financial Information Special Note Concerning Forward-Looking Statements This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring noninterest items and provide additional perspective on Busey’s performance over time. Below is a reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, adjusted return on average tangible common equity; net income and net security gains and losses in the case of further adjusted net income and further adjusted diluted earnings per share; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest income, adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total assets and goodwill and other intangible assets in the case of tangible assets; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; and total deposits in the case of core deposits and core deposits to total deposits—appears in the appendix of this presentation. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate. Non-GAAP Financial Information

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 3

Table of Contents

Overview of First Busey Corporation (BUSE)	4
Diversified Company with Comprehensive & Innovative Financial Solutions	5
Compelling Regional Operating Model	6
Acquisition of Merchants & Manufacturers Bank Corp.	7
Investment Highlights	8
Fortress Balance Sheet	9
High Quality Loan Portfolio	10
High Quality Portfolio: CRE	11
Office Investor Owned CRE Portfolio	12
High Quality Portfolio: C&I	13
Pristine Credit Quality	14
Credit Profile Bolstered by Strong Reserves	15
Top Tier Core Deposit Franchise	16
Granular, Stable Deposit Base	17
Deposit Cost Trends	18
Net Interest Margin	19
Diversified and Significant Sources of Fee Income	20
Wealth Management	21
FirsTech	22
Balanced, Low-Risk, Short-Duration Investment Portfolio	23
1Q24 Strategic Balance Sheet Repositioning	24
Actively Managing Asset-Sensitive Balance Sheet	25
Focused Control on Expenses	26
Robust Capital Foundation	27
1Q24 Earnings Review	28
Earnings Performance	29

Appendix:	*30*
Experienced Management Team	*31*
Fully Integrated Wealth Platform	*32*
FirsTech, A Uniquely Positioned Payment Technology Company	*33*
Busey Impact	*35*
Non-GAAP Financial Information	*36*

4 41Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Regional operating model serving four regions Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida M&M Bank4 Among the Best 155+ year old financial institution headquartered in Champaign, IL Price Per Share $22.89 Market Cap $1.3B Dividend Yield 4.2% Price/TBV 1.4x Price/2024E 3 11.1x Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 $16 $18 $20 $22 $24 $26 $ in millions 2022 2023 2024 YTD Total Assets $12,337 $12,283 $11,887 Total Loans $7,726 $7,651 $7,588 Total Deposits $10,071 $10,291 $9,960 Total Equity $1,146 $1,272 $1,283 Total Wealth AUC $11,062 $12,137 $12,763 NPA/Assets 0.13% 0.06% 0.15 % Net Interest Margin 1 2.84% 2.88% 2.79 % Adj. Nonint. Income % of Total Revenue 1 28.5% 28.1% 30.9 % Adj. PPNR ROAA 1 1.44% 1.41% 1.29 % Adj. ROAA 1 1.06% 1.03% 0.89 % Adj. ROATCE 1 15.99% 15.03% 11.56 % BUSE Stock Price 2Financial Highlights 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 4/22/24, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 4/22/24 4 Pro Forma locations reflecting announced acquisition of Merchants & Manufacturers Bank Corp. on 11/27/23. Acquisition closed 4/1/24, anticipated to merge banks during 2Q24

5 51Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation. Based on a four-quarter average of average tangible common equity | 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $11 Billion +7% Payments Processed 5 3-Year CAGR Quarterly Revenue 6 Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $11.9 Billion Assets 1 13.4% Adj. ROATCE (LTM) 3 $12.8 Billion Assets Under Care 42.5% PT Margin (LTM) $372.7 Million LTM Revenue 2 $58.6 Million LTM Revenue 4 $23.1 Million LTM Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Compelling Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate

Regions	***Central***	***Gateway***	***Northern***	***Florida***
Banking Centers	25	20	10	3



Indianapolis
Lawrence
Springfield
Decatur



Godfrey
Alton
Wood River
St Peters
St Charles
Florissant
Maryland Heights
Ferguson
Granite City
Chesterfield
Clayton
St Louis
Collinsville
Highland
O'Fallon
Kirkwood
Affton
Mehlville
Oakville
Arnold
Belleville
Waterloo



Wheeling
Palatine
Arlington Heights
Evanston
Schaumburg
Niles
Bloomingdale
Geneva
Wheaton
Chicago
Cicero
Downers Grove
Naperville
Aurora
Bolingbrook
Hammond



Port Charlotte
Punta Gorda
Cape Coral
Lehigh Acres
San Carlos Park
Bonita

As of 3/31/24

	Central	Gateway	Northern	Florida
Deposits	**$5.3 billion**	**$2.4 billion**	**$1.8 billion**	**$0.5 billion**
Loans	**$3.2 billion**	**$1.9 billion**	**$2.1 billion**	**$0.4 billion**
AUC	**$9.0 billion**	**$1.5 billion**	**$1.2 billion**	**$1.1 billion**
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank	Busey Investors' Security Trust

Note: Does not include merger of Merchants & Manufacturers Bank. Acquisition closed 4/1/2024 and bank merger anticipated to be completed during 2Q24

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 7

Merchants and Manufacturers Bank Corp.

Busey closed the acquisition of Merchants & Manufacturers Bank Corp. on April 1

As of 3/31/24

Pro Forma Busey + M&M	$12.4 Billion	$8.0 Billion	$10.4 Billion
	Assets	*Loans*	*Deposits*

Compelling Life Equity Loan® Line of Business

- Defensible, scalable niche as established market leader in providing loans secured by cash value life insurance policies and related credit products
- Enhances the unique product set offered to Busey's well-capitalized client base
- Attractive economics – strong yield (7.68% MRQ) and no historical loss experience
- Busey's strong balance sheet position and investments in technology will enhance Life Equity Loan capabilities and financial outcomes

Further Enhances Key Market Profile

- Complements and extends Busey's growing Chicagoland market presence
- Bolsters Busey's deposit position among regional and community banks to #4 in M&M's markets of operation and #8 in the Chicago MSA[1]
- Adds presence in attractive and commercially important Oak Brook market

Attractive Deal Metrics [2]

- < 1.5% TBV dilution
- 2.0 year TBV earnback
- 6%+ EPS accretion in 2025 & 2026; long-term GAAP & Cash EPS accretion of ~5.5%
- Pro Forma capital & liquidity positions remain robust

Actions Taken						Next Steps
11/27/23 M&M Acquisition Announced	**12/18/23** Filed applications with regulators	**1/12/24** Filed S-4	**Feb./Mar. 2024** Regulatory approvals received	**3/20/24** M&M shareholders voted approval	**4/1/24** Completed legal & financial close of transaction	**June 2024** Anticipated bank merger & core system conversion

[1] Deposit data as of 6/30/23 per the 2023 FDIC Summary of Deposits and excludes banks with $100 billion+ in consolidated assets | [2] Metrics as announced 11/27/23

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 8

Investment Highlights

Attractive Franchise that Provides Innovative Financial Solutions	▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (96.7%)[1], low cost non-time deposits (132 bps) in 1Q24, and low level of uninsured & uncollateralized deposits[2] (29%) at 3/31/24 ▪ Substantial investments in technology enterprise-wide, deep leadership bench, and risk management infrastructure
Disciplined Growth Strategy Driven by Regional Operating Model	▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Efficient and right-sized branch network (average deposits per branch of $172 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A; completed acquisition of Merchants & Manufacturers Bank Corp. on 4/1/24
Powerful Combination of Three Business Lines Drives Strong Noninterest Income	▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income represented 30.9% (excluding gain on sale of mortgage servicing rights and net securities losses) of total revenue for 1Q24 ▪ Wealth management and payment tech solutions account for 62.7% of noninterest income (excluding MSR gain and net securities losses) in 1Q24 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle
Attractive Profitability and Returns	▪ Adjusted ROAA of 0.89%[1] and Adjusted ROATCE of 11.56%[1] for 1Q24 ▪ 1Q24 NIM of 2.79%[1], an increase of 5 basis points from 4Q23 ▪ Adjusted Core Efficiency Ratio of 62.3%[1] for 1Q24 ▪ Adjusted diluted EPS of $0.47[1] for 1Q24 ▪ Quarterly dividend of $0.24 (4.2% yield)[3]

BUILT ON A FORTRESS BALANCE SHEET

Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

[1] Non-GAAP calculation, see Appendix | [2] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (incl. preferred deposits) | [3] Based on BUSE closing stock price on 4/22/24

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 9

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, conservatively underwritten with low levels of concentration
- Non-performing (0.15% of total assets) and classified assets (7.2% of capital[1]) both remain low
- Reserves remain above initial Day 1 CECL coverage of 1.06%: ACL/Loans: 1.21% | ACL/NPLs: 522%
- 100 / 300 Test: 31% C&D | 200% CRE-I
- Minimal office CRE-I located in metro central business districts; substantial majority of office properties are in suburban locations and 41% of the office CRE-I portfolio is medical office

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong core deposit franchise
  - 76.2% loan-to-deposit ratio, 96.7% core deposits[2]
  - 28.0% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[3] at 29% of total deposits at 3/31/24
- Cash & Equivalents + Available-For-Sale Securities carrying value represents 86% of estimated uninsured & uncollateralized deposits[3]
- Substantial sources of available off-balance sheet contingent funding totaling $4.1 billion, representing an additional 1.4x coverage of estimated uninsured & uncollateralized deposits[3] at 3/31/24
  - Untapped borrowing capacity ($4.1 billion in aggregate): $2.0 billion with FHLB, $0.6 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.0 billion brokered deposit capacity
  - Brokered deposit market continues to remain untapped
  - Accelerated payoff of term loan in 1Q24; borrowings reduced by approximately $30 million from 4Q23
  - No borrowings from FHLB as of 3/31/24

Robust Capital Foundation

- Capital ratios significantly in excess of well-capitalized minimums
- Total RBC of 17.9% and CET1 ratio of 13.4% at 3/31/24[4]
- TCE/TA ratio of 8.12% at 3/31/24[2], up from 7.05% at 3/31/23
- TBV per share of $16.84 at 3/31/24[2], an increase of 11.2% from $15.14 at 3/31/23

[1] Capital calculated as Bank Tier 1 Capital + Allowance for credit losses | [2] Non-GAAP calculation, see Appendix | [3] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | [4] Capital ratios are preliminary estimates

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

High Quality Loan Portfolio

Loan Portfolio Composition | 1Q24



HELOC 3%
Other 3%
Commercial & Industrial 24%
1-4 Family Residential 20%
Total Loan Portfolio:
$7.6 Billion
C&D 6%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 32%

MRQ Yield on Loans

5.27%

+5 bps from 4Q23

1Q24 Net New Funding Yield

7.91%

+51 bps from 4Q23

Classified Loans / Capital [1]

7.2%

LTM New Originations

Approx. 82% of new commercial production was growth within existing bank relationships

New CRE-I originations had a weighted-average LTV of 60%

Loan Portfolio Regional Segmentation [2]



Florida 6%
Northern 28%
Central 42%
Gateway 24%

Ex-PPP Loans Trends

$ in millions

Loan growth has softened in the current environment and as we evaluate new originations and renewals within a tight credit box



$7,783
$1,968
$554
$3,325
$1,936
$7,805
$2,012
$532
$3,362
$1,899
$7,856
$2,031
$528
$3,354
$1,943
$7,651
$2,016
$462
$3,337
$1,836
$7,588
$1,982
$446
$3,332
$1,828
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
C&I
CRE
Construction
Retail Real Estate & Other

Funded Draws & Line Utilization Rate [3]

$ in millions

Line utilization declined $303 million LTM - mostly due to limited capital investment in the current environment



$1,973
$345
$742
68%
45%
43%
$886
$1,915
$347
$722
67%
45%
42%
$846
$1,934
$344
$693
66%
45%
42%
$897
$1,845
$336
$647
62%
44%
42%
$862
$1,671
$343
$544
59%
45%
40%
$784
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
C&I Draws
Retail Draws
CRE & Construction Utilization
CRE & Construction Draws
C&I Utilization
Retail Utilization

[1] Capital is Bank Tier 1 Capital + Allowance for credit losses | [2] Based on loan origination | [3] Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	3/31/24 Balances	% of Total Loans	3/31/24 Classified Balances
Apartments	$614,930	8.1 %	$0
Retail	515,501	6.8 %	5,308
Industrial/Warehouse	343,185	4.5 %	416
Traditional Office	264,196	3.5 %	19,068
Student Housing	250,202	3.3 %	3,773
Hotel	186,106	2.5 %	3,174
Medical Office	182,830	2.4 %	0
Senior Housing	162,600	2.1 %	0
LAD	143,322	1.9 %	0
Specialty	82,976	1.1 %	127
Restaurant	26,744	0.4 %	0
Nursing Homes	23,711	0.3 %	0
1-4 Family	22,810	0.3 %	0
Health Care	20,000	0.3 %	0
Other	533	0.0 %	0
Grand Total	**$2,839,646**	**37.4 %**	**$31,866**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 1.1% of total CRE-I loans are classified
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 31% C&D | 200% CRE-I
- Apartments & Student Housing represents 30% of CRE-I
  - 56% WAvg Loan-to-Value (LTV) & 53% have been Busey customers for 5+ years
- Most recent stress testing demonstrated WAvg DSCRs[2] above 1.20x under severe stress scenarios for tested property types of Apartments, Student Housing, Retail, Industrial/Warehouse, Traditional Office, and Hotel, representing approximately 77% of total CRE-I balances at 3/31/24

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	3/31/24 Balances	% of Total Loans	3/31/24 Classified Balances
Industrial/Warehouse	$351,980	4.6 %	$7,747
Specialty	238,538	3.1 %	530
Traditional Office	113,708	1.5 %	522
Medical Office	88,682	1.2 %	0
Retail	77,200	1.0 %	1,514
Restaurant	45,681	0.6 %	173
Nursing Homes	1,388	0.0 %	0
Health Care	683	0.0 %	0
Hotel	598	0.0 %	0
Other	199	0.0 %	0
Grand Total	**$918,657**	**12.1 %**	**$10,486**

Owner Occupied CRE Portfolio (OOCRE)

- Only 1.1% of total OOCRE loans are classified
- Owner occupied loans are not considered regulatory CRE
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR[3]
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 38% of the OOCRE portfolio while only 4.6% of total loans

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE | [2] Debt Service Coverage Ratio | [3] Fixed Charge Coverage Ratio

12 121Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.32 9.8% 7.9% 10.0% Downtown St. Louis 3 Properties with $4.3 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.3 million in balances All data as of 3/31/24 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $264,196 $182,830 $126,205 $4,662 % of Total CRE-I 9.3% 6.4% 4.4% 0.2% % of Total Office CRE-I 59.1% 40.9% 28.2% 1.0% # of Loans 194 73 10 4 Average Loan Size $1,362 $2,505 $12,621 $1,166 Total Classified Balances $19,068 $0 $17,999 $0 Weighted Avg Current LTV 56% 65% 64% 66% Office Investor Owned CRE Portfolio

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 13

High Quality Loan Portfolio: C&I

- 23.9% of total loan portfolio
  - 69% of C&I borrowers have been Busey customers for 5+ years
- All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- C&I lines of credits have an overall utilization of 40%, demonstrating substantial borrowing capacity and appropriate revolving of most lines
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 15% of C&I loans, or 4% of total loans
- 3.1% of C&I loans are classified, compared to 1.7% in 4Q23 and 3.2% in 1Q23
  - Portfolio Management process resulted in taking a deep dive into select credits after year-end financials were received and proactive immediate actions were taken to address any issues
  - Weaknesses emerged among select credits that experienced cash flow issues due to increasing interest rate environment, cyclical business models, and management issues
  - Most borrowing bases remain in compliance, with continued monitoring indicating some slower collection of receivables and turnover of inventory that resulted in inability to properly revolve certain lines of credit

C&I Loans by Sector

$ in thousands NAICS Sector	3/31/24 Balances	% of Total Loans	3/31/24 Classified Balances
Manufacturing	$266,358	3.5 %	$20,840
Finance and Insurance	257,022	3.4 %	0
Real Estate Rental & Leasing	225,649	3.0 %	1,796
Wholesale Trade	177,538	2.3 %	10,134
Construction	144,161	1.9 %	11,039
Transportation	138,549	1.8 %	0
Educational Services	124,441	1.6 %	74
Agriculture, Forestry, Fishing, Hunting	85,628	1.1 %	1,406
Food Services and Drinking Places	75,245	1.0 %	0
Health Care and Social Assistance	67,795	0.9 %	5,285
Other Services (except Public Admin.)	58,338	0.8 %	108
Public Administration	56,199	0.7 %	0
Retail Trade	49,197	0.6 %	253
Arts, Entertainment, and Recreation	41,446	0.5 %	855
Professional, Scientific, Technical Svcs.	32,877	0.4 %	2,925
Administrative and Support Services	11,866	0.2 %	183
Mining, Quarrying, Oil/Gas Extraction	7,405	0.1 %	0
Waste Management Services	4,303	0.1 %	1,300
Information	3,184	0.0 %	0
Utilities	531	0.0 %	0
Grand Total[1]	**$1,827,732**	**23.9 %**	**$56,198**

[1] Minor difference in C&I balances from chart and those reported elsewhere as consolidated C&I loan balances is attributable to purchase accounting, deferred fees & costs, and overdrafts

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 14

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
  - CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress
  - C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- 1Q24 net charge-offs totaled $5.2 million, bringing NCOs over the last 12 months to $6.6 million, or 0.09% of average loans[1]
  - Charge-off substantially related to one C&I credit that also accounted for the QoQ increase in non-performing balances

NPAs/ Assets


$ in millions
Assets
% NPAs/Assets
$10,544
$12,860
$12,337
$12,283
$11,887
0.27%
0.17%
0.13%
0.06%
0.15%
2020 YE
2021 YE
2022 YE
2023 YE
2024 Q1

NPAs	$28.9	$21.3	$16.6	$7.9	$17.6

Classifieds / Capital [2]


$ in millions
Bank Tier 1 Capital + ALLL
Classified/Capital
$1,155
$1,329
$1,398
$1,455
$1,457
8.5%
6.9%
7.7%
5.0%
7.2%
2020 YE
2021 YE
2022 YE
2023 YE
2024 Q1

Classified Assets	$97.8	$91.8	$107.1	$72.3	$105.4

NCOs / Average Loans


$ in millions
Avg Loans
NCOs/Avg Loans
$7,007
$6,970
$7,446
$7,759
$7,731
0.12%
0.03%
0.01%
0.03%
0.09%
2020 YE
2021 YE
2022 YE
2023 YE
LTM

NCOs	$8.3	$2.2	$0.9	$2.3	$6.6

[1] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters | [2] Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses

15 151Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,368 $7,114 $7,725 $7,651 $7,5881.59% 1.24% 1.19% 1.20% 1.21% Ex-PPP Loans Allowance/Ex-PPP Loans 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q1 $24,301 $16,852 $15,740 $7,816 $17,553 416% 522% 582% 1174% 522% NPLs Allowance/NPLs 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q1 $28,872 $21,268 $16,590 $7,941 $17,618 350% 413% 552% 1155% 520% NPAs Allowance/NPAs 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q1 ▪ Reserve to loans of 1.21% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances increased by $9.7 million QoQ, with the increase attributable to a single C&I credit relationship ▪ NPLs were $17.6 million at 3/31/24 compared to $15.2 million at 3/31/23 ▪ OREO balances total $0.1 million ▪ Reserves now equate to 522% of NPLs and 520% of NPAs Credit Profile Bolstered by Strong Reserves Allowance / Loans (ex-PPP) Allowance / NPLs Allowance / NPAs $ in millions $ in thousands$ in thousands

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 16

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 1Q24


Int DDA
24%
Non-Int
DDA
28%
Total
Deposits:
$10.0
Billion
Savings &
MMDA
32%
CD <
250k
13%
CD > 250k
3%

Core Deposits
97%

MRQ Avg Cost of Total Deposits
1.76%
+2 bps from 4Q23

MRQ Avg Cost of Non-Time Deposits
1.32%
+1 bp from 4Q23

Avg Deposits per Branch
$172 million

Avg Non Maturity Acct Balance at 3/31/24
$33 thousand

Core Deposits [2] / Total Deposits

$ in millions


$10,225
$9,950
98.8%
$9,760
$9,594
97.9%
$9,587
$9,759
97.0%
$9,812
$9,976
96.6%
$10,002
$9,899
96.2%
$9,671
$9,627
96.7%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio

$ in millions


$10,071
$10,338
76.7%
$9,801
$9,910
79.4%
$10,063
$9,852
77.6%
$10,332
$10,143
76.0%
$10,291
$10,373
74.4%
$9,960
$10,039
76.2%
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
Retail
Commercial
Public
Other [1]
Avg Deposits
LDR

1Q24 Deposit Flows

- Commercial QoQ decline of $149 million largely attributable to the movement of $130 million of wealth management client funds that had been swept into IB money market accounts at the Bank (carrying a WAvg interest rate of 5.44%) back to money market investments in Busey Wealth Management
- Public deposits were down $173 million QoQ demonstrating typical seasonality. Public deposits were $798 million at 3/31/2024 compared to $794 million at 3/31/2023. Historically, net inflows of public funds occur in 2Q and 3Q.
- Net deposit outflows into Busey Wealth Management as we continue to adapt to client needs while keeping clients in the Busey ecosystem
- Time deposits decrease of $213 million QoQ was offset by an increase of $239 million QoQ in Savings account balances, as many customers chose to shift funds into our premium savings account options
- At 3/31/24, our spot deposit cost was 1.28% for non-maturity deposits and 1.67% for total deposits as compared to 1.28% and 1.76%, respectively, at 12/31/23

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

17 171Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $5,313 $3,438 $794 $256 $5,312 $3,399 $1,065 $287 $5,410 $3,584 $1,091 $247 $5,602 $3,482 $971 $236 $5,599 $3,333 $798 $230 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 Retail Commercial Public Other² 1 Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts and fully-collateralized accounts (including preferred deposits) | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Customers with Account Balances totaling $250K+ Since 3/31/23, total deposits up +$159 million, or +1.6% 2024 Q1 Number of customers 5,777 Median account balance $401 thousand Median customer tenure 13.9 years 2024 Q1 Estimated Uninsured & Uncollateralized Deposits1 $2.9 billion Estimated Uninsured & Uncollateralized Deposits1 / Total Deposits 29% As of 3/31/24 Retail Commercial Number of Accounts 253,000+ 33,000+ Avg Balance per Account $22 thousand $98 thousand Avg Customer Tenure 16.6 years 12.4 years Granular, Stable Deposit Base Long-tenured Deposit Relationships that are very granular Deposit Flows by Type

18 181Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 4.69% during 1Q23, 5.16% (2Q23), 5.43% (3Q23), 5.50% (4Q23), and 5.50% (1Q24). BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% C os t of D ep os it s (b p s) 183 134 279 195 132 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 20 40 60 80 100 120 140 160 180 200 220 240 260 280 +16% +24% +31% +36% +36% +17% +29% +37% +43% +43% +12% +20% +26% +31% +32% IB Non-Maturity All IB Deposits Total Deposits 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 Retail +6% +16% +24% +29% +32% Commercial +12% +18% +21% +27% +25% Public +33% +46% +48% +52% +52% IB Non- Maturity +16% +24% +31% +36% +36% All IB Deposits +17% +29% +37% +43% +43% Total Deposits +12% +20% +26% +31% +32% Historical Cost of Deposits, 2015 - 1Q24 1 Cumulative Deposit Betas 2 for Tightening Cycle-to-Date Quarterly Average Cost of Deposits Deposit Cost Trends IB Non- Maturity 0.78% 1.27% 1.65% 1.96% 1.95% Non-Time Deposits 0.49% 0.81% 1.09% 1.31% 1.32% Total Deposits 0.60% 1.09% 1.45% 1.74% 1.76% 1Q24 results showed stabilization of funding costs and deceleration of deposit betas Cost of deposits has run at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged

1Q24 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
19

Net Interest Margin

Net Interest Income Trend [1]


$ in millions
$86.4
$0.4
$86.0
$79.2
$0.4
$78.8
$78.3
$0.3
$78.0
$77.6
$0.4
$77.2
$76.2
$0.2
$76.0
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
Net Interest Income 1
Accretion

Net Interest Margin Trend [1]


4.05%
4.23%
4.40%
4.57%
4.62%
3.13%
2.86%
2.80%
2.74%
2.79%
1.42%
1.65%
1.88%
1.91%
0.94%
0.01%
0.02%
0.01%
0.01%
0.01%
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
Earning Assets
Cost of Funds
NIM
Accretion
NIM inflected higher from 4Q23 to 1Q24

Net Interest Margin Bridge - *Factors contributing to 5 bps NIM expansion during quarter*


+2.74%
4Q23 NIM
+0.05%
Yield on new loan volume was 81 bps higher than in 4Q23, while net new funding yield (inclusive of line utilization changes) was 51 bps higher but impact tempered by reduction in loan balances
Loan Rate/ Volume
+0.02%
Rate pressures on interest-bearing non-maturity deposits has abated
Non-Maturity Deposit Funding Costs
-0.02%
Time deposit specials provided sufficient funding flows and special rates have been scaled back
Time Deposit Funding Costs
+0.03%
QoQ impact from strategic balance sheet repositionings undertaken in 4Q23 & 1Q24 (only partially realized during quarter)
Loss Trade Revenue Increase
-0.02%
Excluding balance sheet repositioning proceeds, decrease in earning cash due to seasonal funding flows and NIB deposit pressure
Other Cash & Securities Impact
-0.01%
Contribution impact from swaps and marginally lower purchase accounting accretion
Other Various Impacts
+2.79%
1Q24 NIM

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 20

Diversified and Significant Sources of Fee Income

- Noninterest income represented 31.6% of revenue in 1Q24 (30.9% excluding gain on sale of mortgage servicing rights and net securities losses)
- Key businesses of wealth management and payment technology solutions contributed 62.7% of noninterest income (excluding MSR gain and net securities losses) in 1Q24
  - On a combined basis, 5.7% YoY growth in quarterly consolidated revenue from 1Q23 to 1Q24 in these two critical fee income business lines
- Other noninterest income included a $7.5 million one-time net gain from the sale of mortgage servicing rights in connection with a strategic two-part balance sheet repositioning completed during the quarter
  - MSR gain partially offset by $6.8 million in realized losses on the sale of AFS securities, the second part of a strategic balance sheet repositioning completed during the quarter
- Net securities gains/losses also included $0.4 million in unrealized gains on equity securities

Noninterest Income / Total Revenue [1]

$ in millions


$117.7
$85.9
27.1%
$31.8
2023 Q1
$106.7
$78.7
26.3%
$28.0
2023 Q2
$108.8
$77.8
28.5%
$31.0
2023 Q3
$108.6
$77.1
29.0%
$31.5
2023 Q4
$110.8
$75.8
31.6%
$35.0
2024 Q1
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2023 Q1	2024 Q1	YoY Change
Wealth Management Fees	$14,797	$15,549	+5 %
Fees for Customer Services	6,819	7,056	+3 %
Payment Technology Solutions	5,315	5,709	+7 %
Mortgage Revenue	288	746	+159 %
Income on Bank Owned Life Insurance	1,652	1,419	-14 %
Other Noninterest Income (ex-Gain on MSR Sale)	3,593	3,431	-5 %
Noninterest Income (ex-securities gains/losses)	**$32,464**	**$33,910**	**+4%**
Gain on Sale of Mortgage Servicing Rights	0	$7,465	NM
Net Securities Gains (Losses)	(616)	(6,375)	NM
Total Noninterest Income	**$31,848**	**$35,000**	**+10%**


Wealth Mgmt Fees 46%
Noninterest Income
(ex-MSR gain and securities losses)
$33.9 Million
Payment Tech 17%
Customer Service Fees 21%
BOLI 4%
Mortgage Rev. 2%
Other Nonint. Inc. 10%

[1] Includes net securities gains/losses and gain on sale of MSR

21 211Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $14.9 $14.7 $14.4 $13.8 $15.7 $6.4 $6.5 $6.3 $5.6 $6.6 42.8% 44.1% 43.8% 40.3% 41.9% Revenue Pre-Tax Net Income Pre-Tax Profit Margin 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $11,208 $11,478 $11,548 $12,137 $12,763 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 ▪ Assets Under Care (AUC) of $12.8 billion, a QoQ increase of $0.6 billion and a YoY increase of $1.6 billion, or +13.9% ▪ 1Q24 Wealth segment revenue of $15.7 million, the second- best quarterly revenue in company history, a YoY increase of +5.3% ▪ Pre-tax net income of $6.6 million, a YoY increase of +2.9% ▪ Pre-tax profit margin of 41.9% in 1Q24 and 42.5% over the last twelve months ▪ Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks ▪ The team’s blended portfolio has outperformed the blended benchmark2 over the last 3 years and over the last 5 years ▪ Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs ▪ Substantial growth in assets under care during the quarter was the result of both market appreciation and net new asset generation 1 Wealth Management segment | 2 Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index $ in millions $ in millions Wealth Management Assets Under Care Wealth - Revenue and Pre-tax Income 1 $14.9 $14.7 $14.4 $13.8 $15.7 Trust Brokerage Tax Planning Estate Settlement Ag Services Other 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 Wealth Revenue Composition $ in millions

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

FirsTech

- LTM segment revenue of $23.1 million, an increase of 5% over the prior twelve-month period
- 1Q24 segment revenue of $6.0 million was the highest quarterly revenue in company history
- Key competencies of online payments and merchant services have been the primary drivers of growth
  - Significant customer win in the utility industry during 1Q24
  - Average merchant deal size continues to grow compared to prior periods
- Targeted initiatives to improve profitability include shifting customers to fully integrate into the merchant services platform and optimization of existing customer fee structures
- Have built a solid pipeline aligned with go-to-market focus on enterprise, financial institution, and merchant services clients
  - Focused go-to-market activity aligned with the regional operating model is demonstrating strong financial outcomes

$11 billion *Payments processed in last twelve months*

41 million *Transactions processed in last twelve months*

Revenue Growth [1]

$22.0 million *LTM 3/31/23* → ***+4.8%*** → **$23.1 million** *LTM 3/31/24*

Average Revenue Per Processing Day Trend


$79.6K
$75.0K
$78.5K
$78.2K
$87.5K
$84.0K
$87.2K
$88.3K
$91.5K
$89.1K
$89.9K
$93.4K
$96.3K
+7%
3-Year CAGR
2021 Q1
2021 Q2
2021 Q3
2021 Q4
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 23

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 1Q24


CMOs 33%
Residential MBS 22%
Commercial MBS 18%
CLOs 15%
Corporate 6%
Municipals 6%
Total Securities (Amortized Cost): $3.0 Billion

AFS % of Amortized Cost
71%

HTM % of Amortized Cost
29%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 91% of Municipal holdings rated AA or better and 8% rated A
- 99% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 87% rated AAA and 13% rated AA

- Carrying value of investment portfolio is 25% of total assets
- BUSE carried $862 million in held-to-maturity (HTM) securities as of 3/31/24 (HTM AOCI of -$25 million at 3/31/24)
- $108 million of available-for-sale securities sold during 1Q24 as portion of two-part balance sheet repositioning *(detailed on next page)*
- The duration of the securities portfolio including HTM is 4.1 years and our fair value duration, which excludes the HTM portfolio, is 3.8 years
- After-tax net AFS unrealized loss position of $177 million and accumulated loss position of $20 million on cash flow hedges (captured in total AOCI)
- Projected roll off cash flow (based on static rates) of $239 million at ~2.04% yield for the remainder of 2024 and $339 million at ~1.59% yield for 2025
- Over the last four quarters, the size of the investment portfolio has decreased by $564 million due to strategic restructuring actions and principal roll off

Securities Portfolio - Amortized Cost vs. TE Yield


$ in millions
$3,582
$908
$2,674
2.48%
$3,484
$894
$2,590
2.60%
$3,409
$883
$2,526
2.67%
$3,217
$873
$2,344
2.71%
$3,018
$862
$2,156
2.75%
2023 Q1
2023 Q2
2023 Q3
2023 Q4
2024 Q1
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

24 241Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ $108 million of available-for-sales securities sold ▪ Pre-tax loss of $6.8 million ▪ Approximate yield of 1.98% and weighted-average life of 2.3 years at the time of sale Securities Sold Select Portion of Mortgage Servicing Rights Sold ▪ Sold mortgage servicing rights on approximately $923 million of one- to four-family mortgage loans ▪ Pre-tax gain of $7.5 million, net of transaction-related expenses ▪ Immediate positive impact on consolidated stockholders’ equity and book value per share ▪ Expected to be accretive to capital and earnings per share in future periods Net Gain from combined transactions Use of Proceeds ▪ Proceeds deposited into an interest-bearing account at the Federal Reserve yielding 5.40% ▪ Anticipate reinvesting the proceeds into loan and investment security opportunities over time Net Interest Income Impact ▪ Expected to increase net interest income by approximately $3.3 million on annualized run rate basis ▪ Repositioning actions improves net interest margin run rate by approximately 3 bps 1Q24 Strategic Balance Sheet Repositioning BUSE completed a two-part balance sheet repositioning strategy during 1Q24 Regulatory Capital Impact ▪ Risk-based regulatory capital ratios will increase modestly as a result of the proceeds rotating into lower risk-weighted assets Previously announced a two-part balance sheet repositioning in a separate set of transactions during 4Q23 involving selling $110 million of AFS securities for pre-tax loss of $5.3 million and selling Visa Class B common shares for pre-tax gain of $5.5 million

25 251Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Balance sheet remains asset-sensitive ▪ A +100 bps rate shock for Year 1 is slightly up to +2.1% from +1.8% in 4Q23 ▪ A -100 bps rate shock for Year 1 is -1.9%; unchanged from 4Q23 ▪ Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments ▪ Vigilant focus on pricing discipline for both loans and deposits ▪ 7% of deposits are indexed/floating rate ▪ 39% of loan portfolio reprices in less than one year Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts 1 Deposit betas are calculated based on an average fed funds target rate of 5.50% during 1Q24 Actively Managing Asset-Sensitive Balance Sheet Annual % Change in Net Interest Income under Shock Scenarios Repricing / Maturity Structures of Portfolio Loans Deposit Betas 1 in last three cycles vs. ALCO fully lagged rate shock Rate Shock Year 1 Year 2 +200 bps +4.2% +4.5% +100 bps +2.1% +2.2% -100 bps -1.9% -2.9% -200 bps -3.8% -5.9 % Within 1 Year 39% 1-2 Years 7% 2-3 Years 10% 3-5 Years 18% 5+ Years 26% 21% 36% 36% 26% 29% 32% IB Non-Maturity Beta Total Deposit Beta 3Q15 - 2Q19 (+225 bps move in FF) 3Q19 - 4Q21 (-225 bps move in FF) 1Q22 - 1Q24 (+525 bps move in FF) ALCO Model Forecast - Peak NM Deposits Beta, 46% ALCO Model Forecast - Peak Total Deposits Beta, 35% ALCO uses a conservative 40% total deposit beta for rate shocks Based on Static Balance Sheet History has proven to be less sensitive and 1Q24 betas have been decelerating. During 1Q24, funding mix continued slow rotation from time deposits into higher beta non-maturity products where the Bank can be more nimble on pricing under an easing rate cycle.

26 261Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix 1 Non-GAAP, see Appendix. ▪ Adjusted core expenses1 of $68.6 million in 1Q24 ▪ Adopted accounting standard update 2023-02 on 1/1/24 and began recording amortization of New Markets Tax Credits as income tax expense instead of other operating expense, which resulted in a decrease to other operating expenses of $2.3 million compared to 4Q23 ▪ Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements and selective adds; focusing on harvesting investments made over the last several quarters ▪ Continue to diligently manage expenses through the headwinds of higher FDIC insurance costs (FDIC rule that increased assessment rate by 2 bps), data processing costs (investments in tech enhancements and inflation-driven price increases), and reduced FAS 91 offset to compensation expense as a result of lower loan volumes ▪ $7.5 million of average earning assets per employee for 1Q24 Full-Time Equivalents (FTE) $70.4 $69.2 $70.9 $75.0 $70.8 56.9% 60.9% 62.3% 63.0% 61.7% 55.6% 58.6% 60.2% 60.1% 62.3% Expenses ex-Acq. Acq./Restructuring Exp. Adj. Efficiency Ratio¹ Adj. Core Efficiency Ratio¹ 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $ in millions 1,346 1,463 1,497 1,479 1,464 2020 YE 2021 YE 2022 YE 2023 YE 2024 Q1 Noninterest Exp. $70.4 $69.2 $70.9 $75.0 $70.8 Intangible Amort. $2.7 $2.7 $2.6 $2.5 $2.4 Acq./Restructuring Exp. $0.0 $0.0 $0.1 $4.2 $0.4 Adj. Exp. 1 $67.7 $66.5 $68.3 $68.3 $68.0 Unfunded Provision -$0.6 $0.3 $0.0 $0.8 -$0.7 NMTC Amort. $2.2 $2.3 $2.3 $2.3 $0.0 Adj. Core Exp. 1 $66.1 $64.0 $66.0 $65.2 $68.6 Noninterest Expense Focused Control on Expenses

27 271Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 1Q24 capital ratios are preliminary estimates $845 $851 $841 $925 $938 7.1% 7.2% 7.1% 7.8% 8.1% 12.2% 12.4% 12.5% 13.1% 13.4% TCE TCE Ratio CET1 Ratio 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $1,487 $1,507 $1,528 $1,540 $1,557 $907 $910 $914 $883 $868 $580 $597 $614 $657 $689 16.4% 16.6% 16.7% 17.4% 17.9% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $1,178 $1,198 $1,218 $1,230 $1,241 9.7% 9.9% 10.1% 10.1% 10.5% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 13.4% 14.3% 17.9 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,167 $1,241 $1,557 Well Capitalized Minimum $564 $694 $868 Excess over Well Capitalized Minimum $603 $547 $689 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 3/31/24 2 Manual rounding on oldest period needs to be cleared for 1Q24 deck

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 28

1Q24 Earnings Review

Net Interest Income	▪ Net interest income was \$75.8 million in 1Q24 vs. \$77.1 million in 4Q23 and \$85.9 million in 1Q23 ▪ Net interest margin[1] was 2.79% in 1Q24, an increase of 5 bps vs. 2.74% in 4Q23 ▪ The primary factors contributing to the quarter's NIM expansion were improved loan yields on new volume (5 bps increase) and effects of strategic balance sheet repositioning actions (3 bps increase), offset partially by slowing time deposit pressures (2 bps decrease)
Noninterest Income	▪ Noninterest income of \$35 million in 1Q24, representing 31.6% of revenue ▪ Wealth management fees of \$15.5 million in 1Q24, an increase from \$13.7 million in 4Q23 and +5% YoY ▪ Payment tech solutions revenue of \$5.7 million in 1Q24, an increase from \$5.4 million in 4Q23 and +7% YoY ▪ Fees for customer services of \$7.1 million in 1Q24, a decrease from \$7.5 million in 4Q23 but +3% YoY ▪ Other noninterest income included a \$7.5 million one-time net gain from the sale of mortgage servicing rights that offset \$6.8 million in realized securities losses related to a strategic two-part balance sheet repositioning completed during the quarter
Noninterest Expense	▪ Adjusted noninterest expense[1] (ex-amortization of intangibles, one-time acquisition and restructuring related items) of \$68.0 million in 1Q24, resulting in a 61.7% adjusted efficiency ratio[1] ▪ Adjusted core expense[1] of \$68.6 million (ex-amortization of intangible assets, one-time items, and unfunded commitment provision release) in 1Q24, equating to 62.3% adjusted core efficiency ratio[1]
Provision	▪ \$5.0 million loan loss provision expense related to one credit downgraded to an NPL during quarter ▪ \$(0.7) million provision release for unfunded commitments (captured in other noninterest expense) ▪ Net charge offs of \$5.2 million in 1Q24
Taxes	▪ 1Q24 effective tax rate of 25.0% (vs. combined federal and state statutory rate of approximately 28.0%)
Earnings	▪ Adjusted net income of \$26.5 million or \$0.47 per diluted share[1] ▪ \$0.46 per diluted share excluding one-time gains/losses related to strategic securities repositioning ▪ Adjusted pre-provision net revenue of \$38.6 million (1.29% PPNR ROAA) in 1Q24 [1] ▪ 0.89% Adjusted ROAA and 11.56% Adjusted ROATCE in 1Q24 [1]

[1] Non-GAAP, see Appendix

29 291Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $36.8 $29.4 $30.7 $29.1 $26.5 $0.65 $0.52 $0.55 $0.52 $0.47 Adj. Net Income Adj. EPS 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 $49.5 $42.1 $40.5 $40.2 $38.61.64% 1.38% 1.32% 1.30% 1.29% Adj. PPNR Adj. PPNR / Avg Assets 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 18.5% 13.9% 14.3% 13.6% 11.6% 1.22% 0.96% 1.00% 0.94% 0.89% Adj. ROATCE Adj. ROAA 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 4.87% 5.09% 5.31% 5.38% 5.34% 4.06% 4.87% 5.03% 4.23% 4.59% 3.60% 4.13% 4.60% 3.84% 4.21% 3.48% 3.81% 4.59% 3.88% 4.20% SOFR 2-yr UST 5-yr UST 10-Yr UST 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24

Appendix

31 311Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman & CEO of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. He also serves on the board of directors for Desert Mountain Club and the Champaign Illinois Kennel Club. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. She also serves on the board of directors for ProSight Financial Association, Cleveland Hearing & Speech Center and the iPower Booster Club. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. He also serves on the board of trustees for Holy Cross Church and the board of directors for St. Thomas More High School in Champaign, IL. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: human resources, marketing, corporate communications and the overall Busey experience, consumer & digital banking, executive administration, as well as all technology and business services & systems. Additionally, she serves as Chairperson and oversees FirsTech. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. She also serves on the board of directors for the Illinois Bankers Association and Illinois Bankers Business Services. Amy L. Randolph EVP & COO Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. He also serves on the board of directors for the Don Moyer Boys & Girls Club, OSF Community Council and St. Thomas More High School in Champaign, IL. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co- Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. He also serves on the board of directors for Intersect Illinois and the St. Matthew Education Commission in Champaign, IL. Chip Jorstad EVP & President of Credit and Bank Admin. Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. He also serves on the board of directors for Social Venture Partners and Community School in St. Louis, MO. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing nearly 20 years of investment banking and financial services experience. Also serves as a board member of FirsTech. Previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. He also serves on the board of directors for Academy High in Champaign, IL, and the D Jones Family Charitable Foundation. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and LaSalle Bank. He also serves on the board of directors for the Loyola University Chicago Alumni Association and the Union League Club of Chicago. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman & CEO Experienced Management Team Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2014 as a Commercial Relationship Manager before taking on increasing leadership responsibilities and becoming Regional President of Busey’s Central Illinois Region in May of 2020. He then took on the Indianapolis Region in Q4 2023. He also serves on the board of trustees for Carle Health – East Region and the board of directors for the Champaign County Economic Development Corporation. Joined FirsTech and Busey in 2020, leading the organization’s Products & Technology efforts. In 2023, he moved into the role of President and CEO with FirsTech and EVP of Technology at Busey. Mr. Ghauri is a proven executive leader with 20-plus years of experience building and leading high growth products and technology organizations. Tenure includes working with CareerBuilder, ADP, Skillsoft and Oracle. Humair Ghauri EVP of Technology, Busey Bank President & CEO, FirsTech Joined Busey in 2016 with the First Community Financial Bank partnership. His career in banking spans 30 years, previously working at LaSalle Bank, First Chicago Bank & Trust, and Inland Bank & Trust prior to moving to First Community. Mr. Gallagher served as Commercial Market President for Busey until moving to Regional President of the Northern Region in 2020. He took on leadership of the Gateway and Florida Regions in Q4 2023, while also assuming responsibility for Busey’s Treasury Management division. He also serves on the board of directors for American Heart Association CycleNation. Sean Gallagher EVP & Regional President for Northern Illinois, Gateway and Florida Regions Martin O’Donnell EVP & Regional President for Central Illinois and Indiana Regions

32 321Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $12.8 Billion Assets Under Care LTM Revenue $58.6 Million PT Margin LTM 42.5% Core Principles I. Client-Focused Strategy Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth II. Team-Based Approach Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients III. Comprehensive Wealth Management Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health INVESTMENT MANAGEMENT ▪ Preserving and growing wealth with enhanced asset allocation & tax efficient strategies As of 3/31/24 Fully Integrated Wealth Platform PERSONAL SERVICES ▪ Family Office ▪ High Net Worth ▪ Mass Affluent and Emerging Wealth INSTITUTIONAL SERVICES ▪ Retirement Plans ▪ Corporations & Municipalities ▪ Foundations and Endowments ▪ Not-for-Profit Organizations Wealth Client Segments TAX PLANNING & PREPARATION ▪ Deduction maximization, capital event planning, tax-advantaged savings & investment strategies FIDUCIARY ADMINISTRATION ▪ Trust services, estate planning, and philanthropic advisory PRIVATE CLIENT ▪ Concierge banking with one point of contact that coordinates all banking needs AG SERVICES ▪ Farm management and brokerage RETIREMENT PLANNING ▪ Goal-based advisory including life insurance, long-term care, executive stock option strategies Integrated Core Capabilities to Service Personal & Institutional Clients

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 33

FirsTech, A Uniquely Positioned Payment Technology Company

Payments Segments

Traditional Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- Financial Institutions (FI) Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health

Electronic Payments

Services

- Online (Core)
- Customer Service Rep., Mobile, Interactive Voice Response (IVR)
- Internet Agent Service, Walk-in
- Statement of Work (SOW), Time & Materials

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- Small and medium-sized businesses (SMB)

Merchant Services

Services

- Point of Sale
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- SMB

34 341Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

35 351Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Building on 155+ Years of Civic Engagement, Corporate Responsibility and Positive Impacts ▪ Through its robust Corporate Sustainability Program, in 2023 First Busey recycled over 35,000 pounds of waste and conserved over 125,000 gallons of water. ▪ First Busey participates in several initiatives including: ▪ An energy efficiency program that reduced building electricity usage by 5% and gas usage by 8% in 2023 over 2022, avoiding over 1000 tons of carbon emissions since 2019. ▪ Installing solar panel systems at 11 First Busey facilities, generating over 1.3 million kWh of energy since 2019. ▪ Providing over $7 million in green financing in 2023, including energy efficiency improvements, historic preservation and solar development. ▪ Committing to invest $2.75 million to rehabilitate a vacant 5-story nearly 100 year old building, reducing the need for construction of new buildings and the consumption of land, energy, materials and financial resources that they require. ▪ In 2023, First Busey associates generously gave nearly 16,000 hours of their time to hundreds of community organizations. ▪ Through a variety of philanthropic efforts, including many associate-driven initiatives, First Busey’s annual charitable donations total over $1.5 million. ▪ As of December 31, 2023, 40% of mid- level leadership and 44% of executive leadership are women. ▪ First Busey boasts a high level of associate engagement, scoring a 4.31 (out of 5) in 2023. ▪ In 2023, Busey Bank earned a Net Promoter Score® (NPS) of 56.5, significantly above the financial services industry benchmark of 23.5. ▪ In 2023, First Busey invested over $25 million in Community Reinvestment Act (CRA)-qualified commitments. ▪ New in 2023, Busey's Bridge Checking program is an affordable option with digital banking designed to give access and peace of mind to our communities. Strong corporate governance is a top priority, supported in part by the following: ▪ The vast majority of directors are independent, with varying experiences and backgrounds. ▪ Robust internal audit procedures are utilized, reporting directly to the Audit Committee. ▪ Annual organizational business continuity and cybersecurity planning is conducted. ▪ Enterprise risk metrics are connected with conservative business strategy and risk profile. ▪ Strong data privacy and information security policies are used, including data security oversight, associate training, and proactive privacy and security efforts. ▪ Confidential and independent whistleblower hotline is utilized. ▪ Strong inside ownership with over 7% of First Busey common stock beneficially owned by directors and executive officers. To view the latest Busey Impact Report, visit busey.com/impact Note: Further information on all cited metrics can be found in the Busey Impact Report With a strong and unwavering commitment to our Pillars — associates, customers, shareholders and communities — Busey is committed to strong ethics and governance, social responsibility and environmental sustainability. Environmental Sustainability Associates, Customers and Communities Ethical and Strong Governance Busey Impact: ESG and Corporate Responsibility

36 361Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets (dollars in thousands) Three Months Ended March 31, 2024 December 31, 2023 March 31, 2023 PRE-PROVISION NET REVENUE  Net interest income $ 75,767 $ 77,133 $ 85,857 Total noninterest income 35,000 31,516 31,848 Net security (gains) losses 6,375 (761) 616 Total noninterest expense (70,769) (74,979) (70,403) Pre-provision net revenue 46,373 32,909 47,918 Non-GAAP adjustments: Acquisition and other restructuring expenses 408 4,237 — Provision for unfunded commitments (678) 818 (635) Amortization of New Markets Tax Credits — 2,259 2,221 Gain on sale of mortgage service rights (7,465) — — Adjusted pre-provision net revenue $ 38,638 $ 40,223 $ 49,504 Pre-provision net revenue, annualized [a] $ 186,511 $ 130,563 $ 194,334 Adjusted pre-provision net revenue, annualized [b] 155,401 159,580 200,766 Average total assets [c] 12,024,208 12,308,491 12,263,718 Reported: Pre-provision net revenue to average assets1 [a÷c] 1.55% 1.06% 1.58 % Adjusted: Pre-provision net revenue to average assets1 [b÷c] 1.29% 1.30% 1.64% ___________________________________________ 1. Annualized measure. Non-GAAP Financial Information (Unaudited)

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 37

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended		
		March 31, 2024	December 31, 2023	March 31, 2023
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS				
Net income	[a]	$ 26,225	$ 25,749	$ 36,786
Non-GAAP adjustments:				
Acquisition expenses:				
Salaries, wages, and employee benefits		—	—	—
Data processing		100	—	—
Professional fees, occupancy, furniture and fixtures, and other		185	266	—
Other restructuring expenses:				
Salaries, wages, and employee benefits		123	3,760	—
Professional fees, occupancy, furniture and fixtures, and other		—	211	—
Related tax benefit[1]		(102)	(863)	—
Adjusted net income	[b]	$ 26,531	$ 29,123	$ 36,786
DILUTED EARNINGS PER SHARE				
Diluted average common shares outstanding	[c]	56,406,500	56,333,033	56,179,606
Reported: Diluted earnings per share	[a÷c]	$ 0.46	$ 0.46	$ 0.65
Adjusted: Diluted earnings per share	[b÷c]	$ 0.47	$ 0.52	$ 0.65
RETURN ON AVERAGE ASSETS				
Net income, annualized	[d]	$ 105,476	$ 102,156	$ 149,188
Adjusted net income, annualized	[e]	106,707	115,542	149,188
Average total assets	[f]	12,024,208	12,308,491	12,263,718
Reported: Return on average assets[2]	[d÷f]	0.88 %	0.83 %	1.22 %
Adjusted: Return on average assets[2]	[e÷f]	0.89 %	0.94 %	1.22 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY				
Average common equity		$ 1,275,724	$ 1,202,417	$ 1,170,819
Average goodwill and other intangible assets, net		(353,014)	(355,469)	(363,354)
Average tangible common equity	[g]	$ 922,710	$ 846,948	$ 807,465
Reported: Return on average tangible common equity[2]	[d÷g]	11.43 %	12.06 %	18.48 %
Adjusted: Return on average tangible common equity[2]	[e÷g]	11.56 %	13.64 %	18.48 %

1. Tax benefits were calculated by multiplying acquisition expenses and other restructuring expenses by the effective tax rate for each period. Effective tax rates used in this calculation were 25.0% for the three months ended March 31, 2024, 20.4% for the three months ended December 31, 2023, and 20.6% for the three months ended March 31, 2023.
2. Annualized measure.

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Non-GAAP Financial Information *(Unaudited)*

Further Adjusted Net Income and Further Adjusted Diluted Earnings Per Share

(dollars in thousands, except per share amounts)

		Three Months Ended		
		March 31, 2024	December 31, 2023	March 31, 2023
Adjusted net income[1]	[a]	$ 26,531	$ 29,123	$ 36,786
Further non-GAAP adjustments:				
Net securities (gains) losses		6,375	(761)	616
Gain on sale of mortgage servicing rights		(7,465)	—	—
Tax effect for further non-GAAP adjustments[2]		272	171	(127)
Tax effected further non-GAAP adjustments[3]		(818)	(590)	489
Further adjusted net income[3]	[b]	$ 25,713	$ 28,533	$ 37,275
Diluted average common shares outstanding	[c]	56,406,500	56,333,033	56,179,606
Adjusted: Diluted earnings per share	[a÷c]	$ 0.47	$ 0.52	$ 0.65
Further Adjusted: Diluted earnings per share[3]	[b÷c]	$ 0.46	$ 0.51	$ 0.66

Adjusted Net Interest Income and Adjusted Net Interest Margin

(dollars in thousands)

		Three Months Ended		
		March 31, 2024	December 31, 2023	March 31, 2023
Net interest income		$ 75,767	$ 77,133	$ 85,857
Non-GAAP adjustments:				
Tax-equivalent adjustment[1]		449	501	558
Tax-equivalent net interest income		76,216	77,634	86,415
Purchase accounting accretion related to business combinations		(204)	(384)	(403)
Adjusted net interest income		$ 76,012	$ 77,250	$ 86,012
Tax-equivalent net interest income, annualized	[a]	$ 306,539	$ 308,004	$ 350,461
Adjusted net interest income, annualized	[b]	305,719	306,481	348,826
Average interest-earning assets	[c]	10,999,903	11,229,326	11,180,562
Reported: Net interest margin[2]	[a÷c]	2.79 %	2.74 %	3.13 %
Adjusted: Net interest margin[2]	[b÷c]	2.78 %	2.73 %	3.12 %

1. Adjusted net income is a non-GAAP measure. See the table on the previous slide for a reconciliation to the nearest GAAP measure.
2. Tax effects for further non-GAAP adjustments were calculated by multiplying further non-GAAP adjustments by the effective income tax rates for the periods indicated. Effective tax rates were 25.0%, 22.5%, and 20.6% for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
3. Tax-effected measure.

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 39

Non-GAAP Financial Information *(Unaudited)*

Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended		
		March 31, 2024	December 31, 2023	March 31, 2023
Net interest income		$ 75,767	$ 77,133	$ 85,857
Non-GAAP adjustments:				
Tax-equivalent adjustment[1]		449	501	558
Tax-equivalent net interest income	[a]	76,216	77,634	86,415
Total noninterest income		35,000	31,516	31,848
Non-GAAP adjustments:				
Net security (gains) losses		6,375	(761)	616
Noninterest income excluding net securities gains and losses	[b]	41,375	30,755	32,464
Further adjustments:				
Gain on sale of mortgage servicing rights		(7,465)	—	—
Adjusted noninterest income	[c]	$ 33,910	$ 30,755	$ 32,464
Tax-equivalent revenue	[d = a+b]	$ 117,591	$ 108,389	$ 118,879
Adjusted Tax-equivalent revenue	[e = a+c]	$ 110,126	$ 108,389	$ 118,879
Total noninterest expense		$ 70,769	$ 74,979	$ 70,403
Non-GAAP adjustments:				
Amortization of intangible assets	[f]	(2,409)	(2,479)	(2,729)
Noninterest expense excluding amortization of intangible assets	[g]	68,360	72,500	67,674
Non-operating adjustments:				
Salaries, wages, and employee benefits		(123)	(3,760)	—
Data processing		(100)	—	—
Professional fees, occupancy, furniture and fixtures, and other		(185)	(477)	—
Adjusted noninterest expense	[h]	67,952	68,263	67,674
Provision for unfunded commitments		678	(818)	635
Amortization of New Markets Tax Credits		—	(2,259)	(2,221)
Adjusted core expense	[i]	$ 68,630	$ 65,186	$ 66,088
Noninterest expense, excluding non-operating adjustments	[h-f]	$ 70,361	$ 70,742	$ 70,403
Reported: Efficiency ratio	[g÷d]	58.13 %	66.89 %	56.93 %
Adjusted: Efficiency ratio	[h÷e]	61.70 %	62.98 %	56.93 %
Adjusted: Core efficiency ratio	[i÷e]	62.32 %	60.14 %	55.59 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.

1Q24 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 40

Non-GAAP Financial Information *(Unaudited)*

Tangible Book Value and Tangible Book Value Per Common Share
(dollars in thousands, except per share amounts)

		As of March 31, 2024	As of December 31, 2023	As of March 31, 2023
Total stockholders' equity		$ 1,282,651	$ 1,271,981	$ 1,198,558
Goodwill and other intangible assets, net		(351,455)	(353,864)	(361,567)
Tangible book value	[a]	$ 931,196	$ 918,117	$ 836,991
Ending number of common shares outstanding	[b]	55,300,008	55,244,119	55,294,455
Tangible book value per common share	[a÷b]	$ 16.84	$ 16.62	$ 15.14

Tangible Assets, Tangible Common Equity, and Tangible Common Equity to Tangible Assets
(dollars in thousands)

		As of March 31, 2024	As of December 31, 2023	As of March 31, 2023
Total assets		$ 11,887,458	$ 12,283,415	$ 12,344,555
Non-GAAP adjustments:				
Goodwill and other intangible assets, net		(351,455)	(353,864)	(361,567)
Tax effect of other intangible assets[1]		6,434	6,888	8,335
Tangible assets[2]	[a]	$ 11,542,437	$ 11,936,439	$ 11,991,323
Total stockholders' equity		$ 1,282,651	$ 1,271,981	$ 1,198,558
Non-GAAP adjustments:				
Goodwill and other intangible assets, net		(351,455)	(353,864)	(361,567)
Tax effect of other intangible assets[1]		6,434	6,888	8,335
Tangible common equity[2]	[b]	$ 937,630	$ 925,005	$ 845,326
Tangible common equity to tangible assets[2]	[b÷a]	8.12 %	7.75 %	7.05 %

1. Net of estimated deferred tax liability, calculated using the estimated statutory tax rate of 28%.
2. Tax-effected measure.

41 411Q24 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Deposits, Core Deposits to Total Deposits, and Portfolio Loans to Core Deposits (dollars in thousands) As of March 31, 2024 December 31, 2023 March 31, 2023 Portfolio loans [a] $ 7,588,077 $ 7,651,034 $ 7,783,808 Total deposits [b] $ 9,960,191 $ 10,291,156 $ 9,801,169 Non-GAAP adjustments: Brokered transaction accounts (6,001) (6,001) (6,005) Time deposits of $250,000 or more (326,795) (386,286) (200,898) Core deposits [c] $ 9,627,395 $ 9,898,869 $ 9,594,266 RATIOS Core deposits to total deposits [c÷b] 96.66% 96.19% 97.89 % Portfolio loans to core deposits [a÷c] 78.82% 77.29% 81.13 % Non-GAAP Financial Information (Unaudited)